                                  EXHIBIT 12.3
                COMPUTATION OF OPERATING CASH PERFORMANCE RATIOS


                                                                 Years Ended December 31,
                                                             -------------------------------
                                                                  1999              1998
                                                             -------------     -------------

OPERATING CASH EARNINGS:
------------------------
Income (loss) before income taxes                            $  20,289,000     $   9,902,000
  Add acquisition and conversion costs                                --           8,145,000
  Add intangible amortization                                    5,692,000         3,971,000
  Add one-time SAIF assessments                                       --                --
                                                             -------------     -------------
Operating cash earnings before income taxes                     25,981,000        22,018,000
  Less income tax provision                                     (9,566,000)       (8,089,000)
                                                             -------------     -------------

Operating cash earnings                                      $  16,415,000     $  13,929,000
                                                             =============     =============

OPERATING CASH EARNINGS PER COMMON SHARE - DILUTED:
---------------------------------------------------
Operating cash earnings                                      $  16,415,000     $  13,929,000
Preferred stock dividends declared                                    --                --
                                                             -------------     -------------

Operating cash earnings per common share                     $  16,415,000     $  13,929,000
                                                             =============     =============

Weighted average common shares outstanding - diluted             8,147,020         8,217,067

Operating cash earnings per common share - diluted           $        2.01     $        1.70
                                                             =============     =============


RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY:
----------------------------------------------
Operating cash earnings                                      $  16,415,000     $  13,929,000
Preferred stock dividends declared                                    --                --
                                                             -------------     -------------

Operating cash earnings per common share                     $  16,415,000     $  13,929,000
                                                             =============     =============

Average common shareholders' equity                          $ 119,996,101     $ 114,847,698

Return on average common shareholders' equity (annualized)           13.68%            12.13%
                                                             =============     =============



                                                                       Six Months Ended December 31,
                                                              ----------------------------------------------
                                                                  1997             1996             1995
                                                              ------------     ------------     ------------

OPERATING CASH EARNINGS:
------------------------
Income (loss) before income taxes                             $ 16,371,000     $   (863,000)    $  6,098,000
  Add acquisition and conversion costs                                --               --               --
  Add intangible amortization                                    2,242,000        1,590,000        1,669,000
  Add one-time SAIF assessments                                       --          6,145,000             --
                                                              ------------     ------------     ------------
Operating cash earnings before income taxes                     18,613,000        6,872,000        7,767,000
  Less income tax provision                                     (6,995,000)      (2,501,000)      (2,868,000)
                                                              ------------     ------------     ------------

Operating cash earnings                                       $ 11,618,000     $  4,371,000     $  4,899,000
                                                              ============     ============     ============


OPERATING CASH EARNINGS PER COMMON SHARE - DILUTED:
---------------------------------------------------
Operating cash earnings                                       $ 11,618,000     $  4,371,000     $  4,899,000
Preferred stock dividends declared                                (940,000)        (942,000)        (942,000)
                                                              ------------     ------------     ------------

Operating cash earnings per common share                      $ 10,678,000     $  3,429,000     $  3,957,000
                                                              ============     ============     ============

Weighted average common shares outstanding - diluted             8,170,675        8,074,600        7,974,257

Operating cash earnings per common share - diluted            $       1.31     $       0.42     $       0.50
                                                              ============     ============     ============


RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY:
----------------------------------------------
Operating cash earnings                                       $ 11,618,000     $  4,371,000     $  4,899,000
Preferred stock dividends declared                                (940,000)        (942,000)        (942,000)
                                                              ------------     ------------     ------------

Operating cash earnings per common share                      $ 10,678,000     $  3,429,000     $  3,957,000
                                                              ============     ============     ============

Average common shareholders' equity                           $ 83,925,475     $ 68,780,595     $ 72,475,708

Return on average common shareholders' equity (annualized)           12.72%            9.89%           10.83%
                                                              ============     ============     ============



                                                                Fiscal Years Ended June 30,
                                                              -----------------------------
                                                                  1996             1995
                                                              ------------     ------------

OPERATING CASH EARNINGS:
----------------------
Income (loss) before income taxes                             $ 12,408,000     $ 14,912,000
  Add acquisition and conversion costs                                --               --
  Add intangible amortization                                    3,332,000        3,487,000
  Add one-time SAIF assessments                                       --               --
                                                              ------------     ------------
Operating cash earnings before income taxes                     15,740,000       18,399,000
  Less income tax provision                                     (5,920,000)      (6,217,000)
                                                              ------------     ------------

Operating cash earnings                                       $  9,820,000     $ 12,182,000
                                                              ============     ============


OPERATING CASH EARNINGS PER COMMON SHARE - DILUTED:
---------------------------------------------------
Operating cash earnings                                       $  9,820,000     $ 12,182,000
Preferred stock dividends declared                              (1,885,000)      (1,885,000)
                                                              ------------     ------------

Operating cash earnings per common share                      $  7,935,000     $ 10,297,000
                                                              ============     ============

Weighted average common shares outstanding - diluted             8,000,454        7,793,233

Operating cash earnings per common share - diluted            $       0.99     $       1.32
                                                              ============     ============


RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY:
----------------------------------------------
Operating cash earnings                                       $  9,820,000     $ 12,182,000
Preferred stock dividends declared                              (1,885,000)      (1,885,000)
                                                              ------------     ------------

Operating cash earnings per common share                      $  7,935,000     $ 10,297,000
                                                              ============     ============

Average common shareholders' equity                           $ 72,607,676     $ 62,628,951

Return on average common shareholders' equity (annualized)           10.93%           16.44%
                                                              ============     ============



                                  EXHIBIT 12.3
          COMPUTATION OF OPERATING CASH PERFORMANCE RATIOS (continued)


                                                                       Years Ended December 31,
                                                            -------------     --------------    --------------
                                                                 1999              1998              1997
                                                            --------------    --------------    --------------
RETURN ON AVERAGE ASSETS:
-------------------------
Operating cash earnings                                     $   16,415,000    $   13,929,000    $   11,618,000

Average assets                                              $2,446,032,418    $2,094,839,692    $1,768,990,087

Return on average assets (annualized)                                 0.67%             0.66%             0.66%
                                                            ==============    ==============    ==============


OPERATING EFFICIENCY:
---------------------
Operating expenses                                          $   64,478,000    $   56,291,000    $   38,429,000
  Less acquisition and conversion costs
                                                                      --           5,464,000              --
  Less intangible amortization
                                                                 5,692,000         3,971,000         2,242,000
  Less one-time SAIF assessments
                                                                      --                --                --
                                                            --------------    --------------    --------------

Operating expenses, adjusted                                $   58,786,000    $   46,856,000    $   36,187,000
                                                            ==============    ==============    ==============

Other income, excluding acquisition-related adjustments     $   13,297,000    $   12,894,000    $    9,474,000
Net interest income                                             75,370,000        59,205,000        47,808,000
                                                            --------------    --------------    --------------

Total revenue                                               $   88,667,000    $   72,099,000    $   57,282,000
                                                            ==============    ==============    ==============

Operating efficiency                                                 66.30%            64.99%            63.17%
                                                            ==============    ==============    ==============



                                                            Six Months Ended December 31,        Fiscal Years Ended June 30,
                                                          --------------    --------------    --------------    --------------
                                                                1996              1995              1996              1995
                                                          --------------    --------------    --------------    --------------
RETURN ON AVERAGE ASSETS:
-------------------------
Operating cash earnings                                   $    4,371,000    $    4,899,000    $    9,820,000    $   12,182,000

Average assets                                            $1,575,878,692    $1,606,034,534    $1,582,535,703    $1,590,297,653

Return on average assets (annualized)                               0.55%             0.61%             0.62%             0.77%
                                                          ==============    ==============    ==============    ==============

OPERATING EFFICIENCY:
---------------------
Operating expenses                                        $   25,807,000    $   16,231,000    $   33,109,000    $   32,793,000
  Less acquisition and conversion costs
                                                                    --                --                --                --
  Less intangible amortization
                                                               1,590,000         1,669,000         3,332,000         3,487,000
  Less one-time SAIF assessments
                                                               6,145,000              --                --                --
                                                          --------------    --------------    --------------    --------------

Operating expenses, adjusted                              $   18,072,000    $   14,562,000    $   29,777,000    $   29,306,000
                                                          ==============    ==============    ==============    ==============

Other income, excluding acquisition-related adjustments   $    4,775,000    $    5,062,000    $    9,533,000    $   11,640,000
Net interest income                                           21,290,000        18,089,000        37,627,000        37,707,000
                                                          --------------    --------------    --------------    --------------

Total revenue                                             $   26,065,000    $   23,151,000    $   47,160,000    $   49,347,000
                                                          ==============    ==============    ==============    ==============

Operating efficiency                                               69.33%            62.90%            63.14%            59.39%
                                                          ==============    ==============    ==============    ==============
